Exhibit 21.1

Subsidiaries of the Registrant

Name of Subsidiary:	State or Country Under Laws of Which Organized

A.C.N. 105 907 319 PTY LTD	Australia
A.C.N. 108 794 449 PTY LTD	Australia
ACN 108 719 197 PTY LTD	Australia
America's Innovative Insurance Solutions, Inc.	CA
ATI Title of Nevada*	NV
Basis 100, Inc.	ON, Canada
BMH ASIA PACIFIC PTY LTD	Australia
BRENNAN PARTNERS TRUST	Australia
C & S Appraisal Services, LLC*	MN
CDS Business Mapping, LLC	CT
Compunet Credit Services, LLC	DE
CoreLogic (India) Services Private Limited	India
CoreLogic Acquisition Co. I, LLC	DE
CoreLogic Acquisition Co. II, LLC	DE
CoreLogic Acquisition Co. III, LLC	DE
CoreLogic Acquisition CO. IV, LLC	DE
CoreLogic AG	Switzerland
CoreLogic Australia Holdings PTY Limited	Australia
CoreLogic Australia Pty Limited	Australia
CoreLogic Case-Shiller, LLC	DE
CoreLogic Commercial Real Estate Services, Inc.	FL
CoreLogic Credco of Puerto Rico, LLC	DE
CoreLogic Credco, LLC	DE
CoreLogic Default Information Services, LLC	FL
CoreLogic Dorado, LLC	CA
CoreLogic Flood Services, LLC	DE
CoreLogic Holdings II, Inc.	DE
CoreLogic Information Resources, LLC	DE
CoreLogic Investments Corporation	Cayman Islands
CoreLogic National Background Data, LLC	DE
CORELOGIC NZ LIMITED*	New Zealand
CoreLogic Saferent, LLC	DE
CoreLogic Services, LLC	DE
CoreLogic Solutions Canada, ULC	BC, Canada
CoreLogic Solutions Limited	United Kingdom
CoreLogic Solutions, LLC	CA
CoreLogic Spatial Solutions, LLC	DE
CoreLogic Tax Collection Services, LLC	DE
CoreLogic Tax Services, LLC	DE
CoreLogic Valuation Services, LLC	DE
CSAU PTY LTD	Australia
DataQuick Information Systems, Inc.	DE

Decision Insight Information Group (U.S.) I, Inc.	DE
Decision Insight Information Group (U.S.) III, LLC	DE
EQECAT SARL	France
Eqecat, Inc.	DE
EVR SERVICES PTY LTD	Australia
Finiti Group, LLC*	DE
Finiti Title Company of Alabama, LLC*	AL
Finiti Title, LLC*	DE
Finiti, LLC*	DE
First Canadian Credco, Inc.	Canada
FPSdirect, LLC*	DE
Happy Home Buying, Ltd.	Cayman Islands
HEAU PTY LTD	Australia
JACISA PTY. LTD	Australia
Leadclick Media, LLC	CA
LISTEM AUSTRALIA PTY. LTD.	Australia
LOCALWISE PTY LTD.	Australia
MARSHALL & SWIFT/BOECKH (CANADA) LTD.	Canada
Marshall & Swift/Boeckh, LLC	DE
Multifamily Community Insurance Agency, Inc.	MD
Multifamily Community Insurance Agency, LLC	MD
MYRP.COM.AU PTY LTD	Australia
New Decision Insight Information Group (U.S.) III, Inc.	DE
Prime Valuation Services, LLC*	DE
PROPERTYWEB PTY LTD	Australia
REAL SOFT PTY LTD	Australia
REALTOR.COM.AU PTY LTD	Australia
RELS Management Company, LLC*	DE
RELS Reporting Services, LLC	IA
RELS Title Services, LLC*	DE
RELS, LLC*	DE
RES Direct, LLC	DE
RP Data (H.K.) Limited	Hong Kong
RP DATA NEW ZEALAND LIMITED	New Zealand
RP DATA PTY LTD	Australia
RP DATA RADIO SHOW PTY. LTD	Australia
RP DATA VALUATION SERVICES PTY LTD	Australia
Screeners Advantage, LLC	DE
Servicios Professionales Atlas, S. de R.L de C.V.	Mexico
Soluciones Prediales de Mexico, S. de R.L. de C.V.	Mexico
Speedy Title & Appraisal Review Services LLC*	DE
Statistics Data, Inc.	DE
Teletrack UK Limited	United Kingdom
Teletrack, Inc.	GA
Teletrack, LLC	GA
VALEX GROUP PTY LTD	Australia
Valuation Exchange PTY LTD	Australia
Valuation Information Technology, L.L.C.*	IA
Valuation Ventures, LLC*	DE

Not wholly-owned.